UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 9, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 5. Other Events.

On April 9, 2002, Dial issued a press release announcing that The Dial Corporation's CEO and CFO will present at the Banc of America Securities Consumer Conference. This release also announced that Dial expects that its earnings per share, before special charges, will be $0.24 to $0.25 for the first quarter of 2002 and $1.06 to $1.08 for the year. A copy of the press release is filed herewith as Exhibit 99.

Item 7. Exhibits.

(e)	Exhibits

(99) Press Release of the Company dated April 9, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
April 9, 2002

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99	Press Release of the Company dated April 9, 2002